CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 9, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Reports to Shareholders of Exeter Insurance Fund, Inc. - Moderate Growth Portfolio, Growth Portfolio, and Maximum Horizon Portfolio, and of our report dated July 5, 2000, relating to the financial statements and financial highlights which appears in the March 22, 2000 Annual Reports to Shareholders of Exeter Insurance Fund, Inc. - Bond Portfolio, Equity Portfolio, and Small Cap Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Custodian, Independent Accountants, and Counsel," and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers  LLP

Boston,  MA
April  27,  2001